Exhibit 10.1

The Future of Ethanol

REVOLVING LINE OF CREDIT
$570,000	Irvine, CA

February 24, 2009

Arkenol, Inc. (“Lender”) hereby agrees to establish for the benefit of BlueFire Ethanol, Inc. (“Borrower”) a revolving credit facility in the maximum principal amount of $570,000 according to the terms below (“Line of Credit”).

Repayment Terms/Due Date:  FOR VALUE RECEIVED, the Borrower promises to pay in full, without set off, deduction or counterclaim of any kind or nature, to Lender, the outstanding principal balance of any amounts due under the Line of Credit within thirty (30) days of Borrower’s  receipt of investment financing, in the amount of at least $2,000,000 (“Due Date”).  This financing must provide for at least $1,500,000 for general working capital and/or general corporate purposes. Such repayment of the Line of Credit is to be paid in lawful United States currency.

Draw Downs:  Borrower, in its sole discretion prior to the Due Date and by written notice to Lender, may borrow, from time to time, loans from Lender up to an aggregate maximum principal amount of $570,000.

The annual interest rate will be 6%, compounded annually, and paid quarterly.

Default Charge: Monies not paid within thirty (30) days after the Due Date shall be subject to, and it is agreed that Lender shall collect from Borrower, a “late charge” in the amount of ten percent (10%) of the entire remaining unpaid balance at the time of delinquency under the Line of Credit.

Default and Default Interest: In the event that any payment is not made within thirty (30) days after the Due Date, the entire remaining unpaid balance shall become immediately due and payable at the option of Lender, without notice, time being of the essence, and the sum shall bear interest from such time until paid at an interest rate of 20% per annum. Failure of Lender to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Default.

Change of Control of Borrower: Lender, at its option, may further require that all sums due under this Line of Credit become immediately due and payable as a condition precedent or on the closing of transaction effecting a change of control of Borrower. Failure to exercise this option shall not constitute a waiver of any rights of Lender contained in this Line of Credit.

BORROWER	LENDER
Blue Fire Ethanol, Inc.	Arkenol, Inc.
31 Musick	53 New Dawn
Irvine, CA 92618	Irvine, CA 92620

By: _________________________	By: _________________________

Its: _________________________	Its: _________________________
Date: _______________________	Date: _______________________